Exhibit 99

NEWS RELEASE

Contact:	William J. Small
Chairman, President and CEO (419) 782-5015 bsmall@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL— CORP. ANNOUNCES 2011

SECOND QUARTER EARNINGS

•	Net Income of $4.8 million for 2011 second quarter, up from $2.1 million in the second quarter of 2010

•	Provision for Loan Losses of $2.4 million, down from $5.4 million in the second quarter of 2010

•	Net Interest Margin of 3.86%, down from 2010 second quarter of 3.89%

DEFIANCE, OHIO (July 25, 2011) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that net income for its second quarter ended June 30, 2011 totaled $4.8 million, or $0.43 per diluted common share, compared to $2.1 million or $0.19 per diluted common share for the quarter ended June 30, 2010.

“The second quarter saw progress in several areas, even as we navigate through a tenuous economic operating environment,” said William J. Small, Chairman, President, and Chief Executive Officer of First Defiance Financial Corp. “We were pleased with the overall performance in the quarter, including improvement in the level of non-performing loans as well as the decline in credit related costs.”

Credit Quality

The second quarter results include expense for provision for loan losses of $2.4 million, compared with $5.4 million for the same period in 2010 and $2.8 million in the first quarter of 2011.

Non-performing loans totaled $40.8 million at June 30, 2011, a decrease of $4.8 million or 11% from $45.6 million at March 31, 2011, and basically flat with June 30, 2010. The June 30, 2011 balance included $34.5 million of loans that are on non-accrual and another $6.2 million of loans that are still accruing, but are considered non-performing because of changes in terms granted to borrowers. In addition, First Defiance had $7.4 million of real estate owned at June 30, 2011, a decrease of $1.8 million or 19% from $9.2 million at March 31, 2011 and down from $12.7 million at June 30, 2010. For the second quarter of 2011, First Defiance recorded net charge-offs of $2.7 million, which when annualized, represented 0.75% of average loans outstanding at June 30, 2011, down from the first quarter level of 0.85%. The allowance for loan loss as a percentage of total loans increased slightly to 2.80% at June 30, 2011 from 2.70% at December 31, 2010 and 2.47% at June 30, 2010.

“We are encouraged with the trend in the net charge offs over the last several quarters,” Small said. “The stabilization of the net charge offs, as well as improvements in overall credit quality, has led to lower provisions for loan loss than we have been experiencing. Our nonperforming assets and real estate owned balances are now lower than they were at the beginning of 2009, and we are focused on driving them even lower.”

Net Interest Margin down slightly from 2010 Second Quarter

Net interest income was $17.5 million in the second quarter of 2011 compared to $17.6 million in the 2010 second quarter. Net interest margin was 3.86% for the 2011 second quarter compared to 3.89% in both the first quarter of 2011 and the second quarter of 2010. The cost of interest-bearing liabilities and non-interest-bearing demand deposits decreased by 51 basis points, to 1.00% from 1.51%, but this was offset by a decline in the yield on interest earning assets of 53 basis points, to 4.83% in the second quarter of 2011 from 5.36% in the 2010 second quarter

“Despite the fact that we are seeing promising signs of economic recovery in our markets, the challenges on net interest margin are far from over,” said Small. “The continued low rate environment adds to the challenge of increasing net interest margin.”

Non-Interest Income

First Defiance’s non-interest income for the 2011 second quarter was $6.8 million compared with $5.8 million in the second quarter of 2010. Service fees and other charges were $2.7 million in the second quarter of 2011, compared with $3.4 million in the second quarter of 2010. NSF income was $1.5 million in the second quarter of 2011, down $502,000 from the second quarter of 2010. Other non-interest income increased to $130,000 in the second quarter of 2011 from a loss of $223,000 for the same period of 2010. This was the result of recording net gains of $38,000 on real estate owned sales in the second quarter of 2011 compared to net losses of $207,000 for the same period in 2010. Mortgage banking income increased to $1.9 million in the second quarter of 2011 from $985,000 in the second quarter of 2010. Gains from the sale of mortgage loans decreased in the second quarter of 2011 to $1.1 million from $1.2 million in the second quarter of 2010. Mortgage loan servicing revenue increased to $832,000 in the 2011 second quarter from $754,000 in the second quarter of 2010.

The second quarter saw reduced originations and also triggered recovery of previously recorded mortgage servicing rights (“MSR”) impairment. First Defiance had a positive change in the valuation adjustment in mortgage servicing assets of $316,000 in the second quarter of 2011, compared with a negative valuation adjustment of $571,000 in the second quarter of 2010. The positive MSR valuation adjustment is a reflection of the increase in the fair value of certain sectors of the Company’s portfolio of MSRs for these periods. The interest rate environment that gives rise to decreased mortgage origination activity also typically causes decreases in MSR amortization and impairment, creating a natural hedge in the mortgage banking line of business.

Income from the sale of insurance and investment products increased to $1.4 million for the 2011 second quarter, from $1.3 million in the same period of 2010.

“We are pleased with the overall increase in non-interest income in 2011 compared to 2010,” said Small. “We have been able to manage through the ongoing pressure on fee income by increasing other sources of non-interest income.”

Non-Interest Expenses

Total non-interest expense was $15.1 million for the second quarter of 2011, relatively flat with the second quarter of 2010.

Compensation and benefits were $7.5 million, compared to $6.6 million in the second quarter of 2010 and $7.8 million in the first quarter of 2011. The year over year increase in compensation and benefits expense is largely due to the Company freezing pay in 2010, coupled with no bonuses being paid in the second quarter of 2010 because certain targets were not met. The Company increased compensation late in the first quarter of 2011 and accrued for bonus payments based on 2011 performance. FDIC insurance expense decreased to $677,000 in the second quarter of 2011 due to Dodd-Frank regulations from $929,000 in the same period of 2010. Other non-interest expense decreased to $3.2 million in the second quarter of 2011 from $3.8 million in the second quarter of 2010. Credit, collection and real estate owned costs were $956,000 in the second quarter of 2011 compared to $1.1 million in the same period of 2010.

Year-To-Date Results

For the six month period ended June 30, 2011, net interest income totaled $34.7 million, compared with $34.6 million in the first six months of 2010. Average interest-earning assets increased to $1.844 billion for the first half of 2011, compared to $1.839 billion for the first half of 2010. Net interest margin for the first six months of 2011 was 3.89%, up 2 basis points from the 3.87% margin reported in the six month period ended June 30, 2010.

The provision for loan losses for the first half of 2011 was $5.2 million, compared to $12.3 million recorded during the first six months of 2010.

Non-interest income for the first half of 2011 was $12.8 million, compared to $12.6 million during the same period of 2010. Service fees and other charges were $5.4 million for the first half of 2011, compared to $6.6 million during the first half of 2010. Mortgage banking income increased to $3.2 million in the first half of 2011, compared with $2.8 million in the first half of 2010. Insurance and investment sales revenues increased to $3.1 million for the first half of 2011, compared with $2.4 million during the first half of 2010. Non-interest income for the first half of 2011 was reduced by $2,000 of other-than-temporary impairment charges recognized for impaired investment securities compared with $141,000 in the first half of 2010.

Non-interest expense increased to $31.7 million for the first six months of 2011 from $29.9 million in the first half of 2010. Occupancy costs were $3.6 million in the first half of 2011 compared with $3.5 million in the first half of 2010. Credit, collection and real estate owned costs have decreased $199,000 in the first six months of 2011 over the first six months of 2010.

“These continue to be very challenging times which are compounded by the financial debate taking place in Washington,” said Small. “We are confident in our ability to meet the challenges, and we are keeping a watchful eye on the federal government initiatives that are coming down the road. Right now, we want to stay the course as much as possible and be prepared to react to any new legislation or regulations.”

Total Assets at $2.05 Billion

Total assets at June 30, 2011 were $2.05 billion, compared to $2.04 billion at December 31, 2010 and June 30, 2010. Net loans receivable (excluding loans held for sale) were $1.41 billion at June 30, 2011, compared to $1.48 billion at December 31, 2010 and $1.53 billion at June 30, 2010. Total cash and cash equivalents were $213.8 million at June 30, 2011, compared with $169.2 million at December 31, 2010 and $122.1 million at June 30, 2010. Also at June 30, 2011, goodwill and other intangible assets totaled $63.0 million, compared to $63.7 million at December 31, 2010 and $64.4 million at June 30, 2010.

Total deposits at June 30, 2011 were $1.57 billion compared with $1.58 billion at December 31, 2010 and June 30, 2010. Non-interest bearing deposits at June 30, 2011 were $225.9 million, compared to $216.7 million at December 31, 2010 and $190.1 million at June 30, 2010. Total stockholders’ equity was $269.1 million at June 30, 2011, compared to $240.3 million at December 31, 2010 and $238.4 million at June 30, 2010.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. (EST) on Tuesday, July 26, 2011 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-317-6789. A live webcast may be accessed at https://services.choruscall.com/links/fdef110726.html.

Audio replay of the Internet Web cast will be available at www.fdef.com until August 31, 2011 at 9:00 a.m.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance & Investments. First Federal operates 33 full service branches and 45 ATM locations in northwest Ohio, southeast Michigan and Fort Wayne, Indiana. First Insurance & Investments specializes in property and casualty and group health and life insurance, with six offices throughout northwest Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. One or more of these factors have affected or could in the future affect the Company’s business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Consolidated Balance Sheets

First Defiance Financial Corp.

	(Unaudited)
(in thousands)	June 30, 2011	December 31, 2010	June 30, 2010

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$28,817	$24,977	$33,528
Interest-bearing deposits	185,000	144,187	88,544

	213,817	169,164	122,072
Securities
Available-for sale, carried at fair value	211,702	165,252	159,131
Held-to-maturity, carried at amortized cost	770	839	1,836

	212,472	166,091	160,967

Loans	1,449,010	1,519,503	1,571,413
Allowance for loan losses	(40,530)	(41,080)	(38,852)

Loans, net	1,408,480	1,478,423	1,532,561
Loans held for sale	12,697	18,127	16,000
Mortgage servicing rights	9,839	9,477	8,720
Accrued interest receivable	6,208	6,374	6,973
Federal Home Loan Bank stock	20,655	21,012	21,376
Bank Owned Life Insurance	35,453	34,979	30,767
Office properties and equipment	40,445	41,743	42,378
Real estate and other assets held for sale	7,388	9,591	12,735
Goodwill	57,556	57,556	57,556
Core deposit and other intangibles	5,464	6,128	6,841
Deferred taxes	4,507	5,805	3,495
Other assets	10,709	11,047	16,215

Total Assets	$2,045,690	$2,035,517	$2,038,656

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$225,869	$216,699	$190,140
Interest-bearing deposits	1,347,631	1,358,720	1,390,380

Total deposits	1,573,500	1,575,419	1,580,520
Advances from Federal Home Loan Bank	96,863	116,885	126,906
Notes payable and other interest-bearing liabilities	50,847	56,247	44,702
Subordinated debentures	36,083	36,083	36,083
Advance payments by borrowers for tax and insurance	1,074	937	379
Other liabilities	18,184	9,615	11,628

Total liabilities	1,776,551	1,795,186	1,800,218
Stockholders’ Equity
Preferred stock, net of discount	36,549	36,463	36,375
Common stock, net	127	127	127
Common stock warrant	878	878	878
Additional paid-in-capital	135,547	140,845	140,767
Accumulated other comprehensive income (loss)	2,031	(342)	1,460
Retained earnings	141,386	134,988	131,459
Treasury stock, at cost	(47,379)	(72,628)	(72,628)

Total stockholders’ equity	269,139	240,331	238,438

Total Liabilities and Stockholders’ Equity	$2,045,690	$2,035,517	$2,038,656

Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2011	2010	2011	2010
Interest Income:
Loans	$19,841	$22,477	$40,065	$44,874
Investment securities	1,768	1,569	3,366	3,021
Interest-bearing deposits	140	69	241	130
FHLB stock dividends	224	234	459	453

Total interest income	21,973	24,349	44,131	48,478
Interest Expense:
Deposits	3,263	5,126	6,857	10,524
FHLB advances and other	768	1,220	1,674	2,438
Subordinated debentures	286	327	612	650
Notes Payable	140	115	270	220

Total interest expense	4,457	6,788	9,413	13,832

Net interest income	17,516	17,561	34,718	34,646
Provision for loan losses	2,405	5,440	5,238	12,329

Net interest income after provision for loan losses	15,111	12,121	29,480	22,317
Non-interest Income:
Service fees and other charges	2,747	3,397	5,364	6,555
Mortgage banking income	1,906	985	3,194	2,792
Gain on sale of non-mortgage loans	195	50	299	87
Gain on sale of securities	—	—	49	6
Impairment on securities	—	(71)	(2)	(141)
Insurance and investment sales commissions	1,449	1,309	3,104	2,417
Trust income	174	132	322	254
Income from Bank Owned Life Insurance	237	212	474	691
Other non-interest income	130	(223)	(21)	(103)

Total Non-interest Income	6,838	5,791	12,783	12,558
Non-interest Expense:
Compensation and benefits	7,451	6,589	15,285	13,047
Occupancy	1,792	1,701	3,644	3,529
FDIC insurance premium	677	929	1,590	1,975
State franchise tax	542	516	1,084	1,079
Data processing	979	1,174	2,040	2,370
Amortization of intangibles	320	345	664	783
One time acquisition related charges	135	37	135	37
Other non-interest expense	3,190	3,754	7,271	7,057

Total Non-interest Expense	15,086	15,045	31,713	29,877

Income before income taxes	6,863	2,867	10,550	4,998
Income taxes	2,113	808	3,140	1,432

Net Income	$4,750	$2,059	$7,410	$3,566

Dividends Accrued on Preferred Shares	(463)	(462)	(925)	(925)
Accretion on Preferred Shares	(44)	(42)	(86)	(82)

Net Income Applicable to Common Shares	$4,243	$1,555	$6,399	$2,559

Earnings per common share:
Basic	$0.44	$0.19	$0.71	$0.32
Diluted	$0.43	$0.19	$0.70	$0.31

Average Shares Outstanding:
Basic	9,724	8,118	9,006	8,118
Diluted	9,902	8,193	9,171	8,169

Financial Summary and Comparison

First Defiance Financial Corp.

	(Unaudited) Three Months Ended June 30,			(Unaudited) Six Months Ended June 30,
(dollars in thousands, except per share data)	2011	2010	% change	2011	2010
Summary of Operations

Tax-equivalent interest income (1)	$22,337	$24,655	(9.4)%	$44,838	$49,082
Interest expense	4,457	6,788	(34.3)	9,413	13,832
Tax-equivalent net interest income (1)	17,880	17,867	0.1	35,425	35,250
Provision for loan losses	2,405	5,440	(55.8)	5,238	12,329
Tax-equivalent NII after provision for loan loss (1)	15,475	12,427	24.5	30,187	22,921
Investment Securities gains (losses)	—	—	—	49	5
Impairment losses on securities	—	(71)	(100.0)	(2)	(140)
Non-interest income-excluding securities gains	6,838	5,862	16.6	12,736	12,693
Non-interest expense	15,086	15,045	0.3	31,713	29,877
Income taxes	2,113	808	161.5	3,140	1,432
Net Income	4,750	2,059	130.7	7,410	3,566
Dividends Declared on Preferred Shares	(463)	(462)	0.2	(925)	(925)
Accretion on Preferred Shares	(44)	(42)	4.8	(86)	(82)
Net Income Applicable to Common Shares	4,243	1,555	172.9	6,399	2,559
Tax equivalent adjustment (1)	364	306	19.0	707	604

At Period End
Assets	2,045,690	2,038,656	0.3
Earning assets	1,879,834	1,858,300	1.2
Loans	1,449,010	1,571,413	(7.8)
Allowance for loan losses	40,530	38,852	4.3
Deposits	1,573,500	1,580,520	(0.4)
Stockholders’ equity	269,139	238,438	12.9

Average Balances
Assets	2,065,100	2,060,925	0.2	2,054,744	2,054,716
Earning assets	1,858,636	1,845,306	0.7	1,843,775	1,838,587
Deposits and interest-bearing liabilities	1,781,746	1,808,944	(1.5)	1,560,863	1,803,674
Loans	1,431,792	1,551,396	(7.7)	1,444,764	1,555,901
Deposits	1,591,786	1,597,820	(0.4)	1,591,201	1,586,979
Stockholders’ equity	266,544	237,076	12.4	254,035	236,283
Stockholders’ equity / assets	12.91%	11.50%	12.2	12.36%	11.50%

Per Common Share Data
Net Income
Basic	$0.44	$0.19	131.6	$0.71	$0.32
Diluted	0.43	0.19	126.3	0.70	0.31
Dividends	—	—	—	—	—
Market Value:
High	$15.00	$14.85	1.0	$15.00	$14.85
Low	13.22	8.53	55.0	11.89	8.53
Close	14.69	8.94	64.3	14.69	8.94
Common Book Value	23.83	24.78	(3.9)	23.83	24.78
Tangible Common Book Value	17.35	16.85	2.9	17.35	16.85
Shares outstanding, end of period (000)	9,724	8,118	19.8	9,724	8,118

Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.86%	3.89%	(0.6)	3.89%	3.87%
Return on average assets	0.92%	0.40%	130.2	0.73%	0.35%
Return on average equity	7.15%	3.48%	105.2	5.88%	3.04%
Efficiency ratio (2)	61.03%	63.40%	(3.7)	65.85%	62.32%
Effective tax rate	30.79%	28.18%	9.2	29.76%	28.65%
Dividend payout ratio (basic)	0.00%	0.00%	—	0.00%	0.00%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM Percentage change not meaningful

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(dollars in thousands)	2011	2010	2011	2010

Gain from sale of mortgage loans	$1,100	$1,212	$1,826	$2,376
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	832	754	1,677	1,502
Amortization of mortgage servicing rights	(342)	(410)	(796)	(836)
Mortgage servicing rights valuation adjustments	316	(571)	487	(250)

	806	(227)	1,368	416

Total revenue from sale and servicing of mortgage loans	$1,906	$985	$3,194	$2,792

Yield Analysis

First Defiance Financial Corp.

	Three Months Ended June 30,
	(dollars in thousands)
	2011			2010
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate(2)	Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$1,431,792	$19,874	5.57%	$1,551,396	$22,514	5.82%
Securities	195,790	2,099	4.36%	156,263	1,838	4.78%
Interest Bearing Deposits	210,050	140	0.27%	116,271	69	0.24%
FHLB stock	21,004	224	4.28%	21,376	234	4.39%

Total interest-earning assets	1,858,636	22,337	4.83%	1,845,306	24,655	5.36%
Non-interest-earning assets	206,464			215,619

Total assets	$2,065,100			$2,060,925

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,363,700	$3,263	0.96%	$1,404,202	$5,126	1.46%
FHLB advances and other	96,934	768	3.18%	126,910	1,220	3.86%
Other Borrowings	56,796	140	0.99%	47,986	115	0.96%
Subordinated debentures	36,230	286	3.17%	36,228	327	3.62%

Total interest-bearing liabilities	1,553,660	4,457	1.15%	1,615,326	6,788	1.69%
Non-interest bearing deposits	228,086	—	—	193,618	—	—

Total including non-interest-bearing demand deposits	1,781,746	4,457	1.00%	1,808,944	6,788	1.51%
Other non-interest-bearing liabilities	16,810			14,905

Total liabilities	1,798,556			1,823,849
Stockholders’ equity	266,544			237,076

Total liabilities and stockholders’ equity	$2,065,100			$2,060,925

Net interest income; interest rate spread		$17,880	3.68%		$17,867	3.67%

Net interest margin (3)			3.86%			3.89%

Average interest-earning assets to average interest bearing liabilities			120%			114%

	Six Months Ended June 30,
	(dollars in thousands)
	2011			2010
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate(2)	Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$1,444,764	$40,131	5.62%	$1,555,901	$44,950	5.83%
Securities	183,439	4,007	4.46%	148,955	3,549	4.86%
Interest Bearing Deposits	194,564	241	0.25%	112,355	130	0.23%
FHLB stock	21,008	459	4.42%	21,376	453	4.27%

Total interest-earning assets	1,843,775	44,838	4.92%	1,838,587	49,082	5.38%
Non-interest-earning assets	210,969			216,129

Total assets	$2,054,744			$2,054,716

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,366,853	$6,857	1.01%	$1,398,073	$10,524	1.52%
FHLB advances and other	102,342	1,674	3.31%	134,334	2,438	3.66%
Other Borrowings	55,438	270	0.98%	46,133	220	0.96%
Subordinated debentures	36,230	612	3.42%	36,228	650	3.62%

Total interest-bearing liabilities	1,560,863	9,413	1.22%	1,614,768	13,832	1.72%
Non-interest bearing deposits	224,348	—	—	188,906	—	—

Total including non-interest-bearing demand deposits	1,785,211	9,413	1.07%	1,803,674	13,832	1.55%
Other non-interest-bearing liabilities	15,498			14,759

Total liabilities	1,800,709			1,818,433
Stockholders’ equity	254,035			236,283

Total liabilities and stockholders’ equity	$2,054,744			$2,054,716

Net interest income; interest rate spread		$35,425	3.70%		$35,250	3.66%

Net interest margin (3)			3.89%			3.87%

Average interest-earning assets to average interest bearing liabilities			118%			114%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	2nd Qtr 2011	1st Qtr 2011	4th Qtr 2010	3rd Qtr 2010	2nd Qtr 2010
Summary of Operations
Tax-equivalent interest income (1)	$22,337	$22,501	$23,651	$24,373	$24,655
Interest expense	4,457	4,956	5,574	6,295	6,788
Tax-equivalent net interest income (1)	17,880	17,545	18,077	18,078	17,867
Provision for loan losses	2,405	2,833	5,652	5,196	5,440
Tax-equivalent NII after provision for loan losses (1)	15,475	14,712	12,425	12,882	12,427
Investment securities gains (losses), including impairment	—	47	(14)	(190)	(71)
Non-interest income (excluding securities gains/losses)	6,838	5,898	7,568	7,669	5,862
Non-interest expense	15,086	16,626	16,485	17,102	15,045
Income taxes	2,113	1,028	904	668	808
Net income	4,750	2,660	2,268	2,275	2,059
Dividends Declared on Preferred Shares	(463)	(462)	(463)	(463)	(462)
Accretion on Preferred Shares	(44)	(43)	(43)	(43)	(42)
Net Income (Loss) Applicable to Common Shares	4,243	2,155	1,762	1,769	1,555
Tax equivalent adjustment (1)	364	343	322	316	306

At Period End
Total assets	$2,045,690	$2,061,952	$2,035,517	$2,042,239	$2,038,656
Earning assets	1,879,834	1,892,970	1,867,733	1,866,939	1,858,300
Loans	1,449,010	1,471,209	1,519,503	1,549,677	1,571,413
Allowance for loan losses	40,530	40,798	41,080	41,343	38,852
Deposits	1,573,500	1,592,046	1,575,419	1,590,648	1,580,520
Stockholders’ equity	269,139	263,145	240,331	241,029	238,438
Stockholders’ equity / assets	13.16%	12.76%	11.81%	11.80%	11.70%
Goodwill	57,556	57,556	57,556	57,556	57,556

Average Balances
Total assets	$2,065,100	$2,044,387	$2,063,965	$2,045,835	$2,060,925
Earning assets	1,858,636	1,828,916	1,844,206	1,823,911	1,845,306
Deposits and interest-bearing liabilities	1,781,746	1,788,677	1,805,620	1,790,022	1,808,944
Loans	1,431,792	1,457,736	1,496,374	1,545,378	1,551,396
Deposits	1,591,786	1,590,617	1,601,516	1,585,300	1,597,820
Stockholders’ equity	266,544	241,525	241,902	240,709	237,076
Stockholders’ equity / assets	12.91%	11.81%	11.72%	11.77%	11.50%

Per Common Share Data
Net Income:
Basic	$0.44	$0.25	$0.22	$0.22	$0.19
Diluted	0.43	0.25	0.22	0.22	0.19
Dividends	—	—	—	—	—
Market Value:
High	$15.00	$14.64	$12.32	$10.63	$14.85
Low	13.22	11.89	9.94	8.55	8.53
Close	14.69	14.34	11.90	10.06	8.94
Book Value	23.83	23.22	25.00	25.10	24.78
Shares outstanding, end of period (in thousands)	9,724	9,724	8,118	8,118	8,118

Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.86%	3.89%	3.89%	3.94%	3.89%
Return on average assets	0.92%	0.53%	0.44%	0.44%	0.40%
Return on average equity	7.15%	4.47%	3.72%	3.75%	3.48%
Efficiency ratio (2)	61.03%	70.92%	64.28%	66.42%	63.40%
Effective tax rate	30.79%	27.87%	28.50%	22.70%	28.18%
Common dividend payout ratio (basic)	0.00%	0.00%	0.00%	0.00%	0.00%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	2nd Qtr 2011	1st Qtr 2011	4th Qtr 2010	3rd Qtr 2010	2nd Qtr 2010
Loan Portfolio Composition
One to four family residential real estate	$213,034	$218,599	$205,938	$213,574	$217,603
Construction	23,893	24,437	30,340	31,722	43,333
Commercial real estate	735,212	746,899	767,012	776,972	790,521
Commercial	336,598	341,614	369,959	372,583	364,281
Consumer finance	20,384	20,862	22,848	27,060	28,961
Home equity and improvement	127,962	128,810	133,593	137,747	140,969

Total loans	1,457,083	1,481,221	1,529,690	1,559,658	1,585,668
Less:
Loans in process	7,257	9,160	9,267	9,030	13,283
Deferred loan origination fees	816	852	920	951	972
Allowance for loan loss	40,530	40,798	41,080	41,343	38,852

Net Loans	$1,408,480	$1,430,411	$1,478,423	$1,508,334	$1,532,561

Allowance for loan loss activity
Beginning allowance	40,798	41,080	$41,343	$38,852	$38,980
Provision for loan losses	2,405	2,833	5,652	5,196	5,440
Credit loss charge-offs:
One to four family residential real estate	893	547	483	1,164	1,135
Commercial real estate	1,517	2,273	4,806	688	1,243
Commercial	107	335	388	842	3,153
Consumer finance	20	12	55	28	16
Home equity and improvement	310	201	347	148	156

Total charge-offs	2,847	3,368	6,079	2,870	5,703
Total recoveries	174	253	164	165	135

Net charge-offs (recoveries)	2,673	3,115	5,915	2,705	5,568

Ending allowance	$40,530	$40,798	$41,080	$41,343	$38,852

Credit Quality
Non-accrual loans	$34,528	$40,948	$41,040	$37,377	$31,804
Restructured loans, accruing	6,242	4,619	6,001	8,784	8,918

Total non-performing loans (1)	40,770	45,567	47,041	46,161	40,722
Real estate owned (REO)	7,388	9,150	9,591	11,127	12,735

Total non-performing assets (2)	$48,158	$54,717	$56,632	$57,288	$53,457

Net charge-offs	2,673	3,115	5,915	2,705	5,568

Allowance for loan losses / loans	2.80%	2.77%	2.70%	2.67%	2.47%
Allowance for loan losses / non-performing assets	84.16%	74.56%	72.54%	72.17%	72.68%
Allowance for loan losses / non-performing loans	99.41%	89.53%	87.33%	89.56%	95.41%
Non-performing assets / loans plus REO	3.31%	3.70%	3.70%	3.67%	3.37%
Non-performing assets / total assets	2.35%	2.65%	2.78%	2.81%	2.62%
Net charge-offs / average loans (annualized)	0.75%	0.85%	1.58%	0.70%	1.44%

Deposit Balances
Non-interest-bearing demand deposits	$225,869	$219,374	$216,699	$213,414	$190,140
Interest-bearing demand deposits and money market	578,867	581,622	555,434	543,539	517,170
Savings deposits	155,021	153,629	144,491	141,190	140,473
Retail time deposits less than $100,000	444,431	453,997	465,774	485,777	527,421
Retail time deposits greater than $100,000	146,655	150,859	151,258	161,413	158,069
National/Brokered time deposits	22,657	32,565	41,763	45,315	47,247

Total deposits	$1,573,500	$1,592,046	$1,575,419	$1,590,648	$1,580,520

(1)	Non-performing loans consist of non-accrual loans that are contractually past due 90 days or more and loans that are deemed impaired.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.

Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans	Troubled Debt Restructuring

June 30, 2011
One to four family residential real estate	$213,034	$202,599	$3,555	$4,368	$2,512
Construction	23,893	23,833	—	60	—
Commercial real estate	735,212	704,613	7,925	19,404	3,270
Commercial	336,598	326,101	190	10,307	—
Consumer finance	20,384	20,025	162	18	179
Home equity and improvement	127,962	124,943	2,367	371	281

Total loans	$1,457,083	$1,402,114	$14,199	$34,528	$6,242

December 31, 2010
One to four family residential real estate	$205,938	$192,612	$2,911	$7,161	$3,254
Construction	30,340	30,276	—	64	—
Commercial real estate	767,012	740,230	2,898	21,737	2,147
Commercial	369,959	356,145	1,982	11,547	285
Consumer finance	22,848	22,551	283	14	—
Home equity and improvement	133,593	129,720	3,041	517	315

Total loans	$1,529,690	$1,471,534	$11,115	$41,040	$6,001

June 30, 2010
One to four family residential real estate	$217,603	$202,472	$4,790	$6,457	$3,884
Construction	43,333	43,079	—	254	—
Commercial real estate	790,521	763,913	4,057	17,912	4,639
Commercial	364,281	356,500	508	6,898	375
Consumer finance	28,961	28,767	177	17	—
Home equity and improvement	140,969	139,219	1,464	266	20

Total loans	$1,585,668	$1,533,950	$10,996	$31,804	$8,918